Exhibit 99(e)


                               POWER OF ATTORNEY

                                 WITH RESPECT TO

                    CHARTER NATIONAL VARIABLE ANNUITY ACCOUNT
                                  (REGISTRANT)

                                       AND

                     CHARTER NATIONAL LIFE INSURANCE COMPANY
                                   (DEPOSITOR)

Know all men by these presents that the undersigned director of Charter National Life Insurance Company constitutes and appoints Casey J. Sylla and Michael J. Velotta, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any registration statements of Charter National Life Insurance Company and its Charter National Variable Annuity Account and any amendments thereto, and to file the same, with exhibits and other documents in connection therewith, with the Securities and Exchange Commission or any other regulatory authority as may be necessary or desirable, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

March 15, 2004

/s/ KEVIN R. SLAWIN
--------------------------
Kevin R. Slawin
Director and Vice President